PRICING SUPPLEMENT NO. 27                                       Rule 424(b)(3)
DATED: March 21, 2001                                       File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:             Floating Rate Notes [ ]  Book Entry Notes [x]
$25,000,000
Original Issue Date:          Fixed Rate Notes [x]     Certificated Notes [  ]
4/11/2001

Maturity Date: 4/11/2016      CUSIP#: 073928TJ2

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

         *                   N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate: 7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Rate                 Interest Reset Date(s):

[  ]  Treasury Rate                      Interest Reset Period:

[  ]  LIBOR Reuters                      Interest Payment Date(s):

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

*Commencing April 11, 2004 and on the interest payment dates thereafter until Maturity, the Notes may be called in whole at par at the option of the Company on eight calendar days notice.

**Commencing October 11, 2001 and on the 11th of each April and October thereafter until Maturity or until the Notes are called.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.